UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 24, 2006

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Riverport Drive, Maryland Heights, MO (Address of Principal Executive Offices)	63043 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 24, 2006, the Board of Directors of Express Scripts, Inc. (the “Company”) authorized an increase in the aggregate amount of shares which the Company may repurchase under its share repurchase program from 38 million shares to 48 million shares.

Item 8.01. Other Events

On May 24, 2006, Barrett Toan resigned his position as Chairman of the Board of the Company, and George Paz, President and Chief Executive Officer of the Company, was elected as the new Chairman. Mr. Toan will continue to serve as a member of the Company’s Board of Directors. Messrs. Toan and Paz, along with the entire slate of nominees for the Board, were reelected by the Company’s stockholders at the Annual Meeting of Stockholders held on May 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS, INC.
(Registrant)

Date: May 24, 2006                   By: /s/ Thomas M. Boudreau
Name: Thomas M. Boudreau
Title:  Senior Vice President and General Counsel